UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 8, 2008

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place Austin, MN 55912
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – OTHER EVENTS

Item 8.01 Other Events

On August 8, 2008, the Company issued a press release to announce its earnings guidance for the third quarter of fiscal 2008 ending July 27, 2008, and to provide revised earnings guidance for the fiscal 2008 full year.  The text of the press release follows:

“Austin, Minn., Aug. 8, 2008 – Hormel Foods Corporation (NYSE: HRL), a multinational marketer of consumer-branded meat and food products, today said it expects its third quarter earnings to be $.37 - $.39 per share, compared with $.41 per share in the third quarter last year.

‘Higher than expected feed and fuel input costs at our Jennie-O Turkey Store segment were the primary reason for the shortfall in our third quarter results,’ said Jeffrey M. Ettinger, chairman of the board, president and chief executive officer. ‘While we have continued to implement price increases in this segment, they have not been adequate to offset the higher input costs.  An oversupply of turkey breast meat also kept pricing of commodity breast meat at a low level, exacerbating the cost-price differential.’

‘In the fourth quarter, we expect to see continued earnings pressure at Jennie-O Turkey Store from higher input costs, as the birds fed with higher grain prices make their way through the system.  We are adjusting our full year guidance to $2.22 - $2.28 per share, which is above our results of $2.17 per share last year ($2.14 excluding the sale of assets in the fourth quarter of 2007). Our previous guidance was $2.30 - $ 2.40 per share. We will provide more details regarding the quarter and outlook during our conference call on August 21, 2008 at 9:00 a.m. CT,’ Ettinger concluded.

ABOUT HORMEL FOODS CORPORATION

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry. The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring quality, value-added brands to the global marketplace. For each of the past eight years, Hormel Foods has been named one of “The Best Big Companies in America” by Forbes magazine. The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products highly regarded for quality, taste, nutrition, convenience and value. For more information, visit www.hormel.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions.  Actual events may differ materially.  Please refer to the cautionary statement regarding Forward-Looking Statements and Risk Factors that appear on pages 25-30 in the company’s Form 10-Q for the quarter ended April 27, 2008, which can be accessed at www.hormelfoods.com under ‘Investors-SEC Filings.’ ”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: August 8, 2008	By /s/J. H. FERAGEN
J. H. FERAGEN
Senior Vice President
and Chief Financial Officer

Dated: August 8, 2008	By /s/R. G. GENTZLER
R. G. GENTZLER
Vice President and Treasurer

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